EXHIBIT 99.1

April 17, 2015

Board of Directors

Sorin S.p.A.

Via Benigno Crespi, 17

20159 Milan

Italy

Members of the Board:

Reference is made to our opinion letter, dated February 25, 2015, to the board of directors of Sorin S.p.A. (“Sorin”) as Annex B to Exhibit 2.1 to the Registration Statement of Sand Holdco Limited on Form S-4 (the “Registration Statement”) relating to the proposed business combination transaction (the “Transaction”) involving Sorin and Cyberonics Inc.

The foregoing opinion letter was provided for the information and assistance of the board of directors of Sorin in connection with its consideration of the Transaction and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that Sorin has determined to include our opinion in the above-referenced Registration Statement. In that regard, we hereby consent to the use of our opinion included as Annex B to Exhibit 2.1 to the proxy statement/prospectus included in the Registration Statement and to the reference to our firm name under the captions “Summary — Opinion of Rothschild as Financial Advisor to Sorin”, “Risk Factors — The opinion of Sorin’s and Cyberonics’ financial advisors will not reflect changes in circumstances between the signing of the letter of intent and the completion of the mergers”, “The Mergers — Background of the Mergers”, “The Mergers — Sorin Reasons for the Mergers” and “The Mergers — Opinion of Rothschild as Financial Advisor to Sorin” in such proxy statement/prospectus. In giving our consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

/s/ ROTHSCHILD S.P.A.

ROTHSCHILD S.P.A.